SCHEDULE 14A--INFORMATION REQUIRED IN PROXY STATEMENT
               (Last amended in Rel. No. 34-34832, eff. 11/23/94.)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the  Registrant  [ X ]
Filed by a Party other than the  Registrant  [ ]
Check the  appropriate  box:
 [ ]  Preliminary  Proxy  Statement
 [ X ] Definitive Proxy  Statement
 [ ] Definitive  Additional  Materials
 [ ]  Soliciting  Material Pursuant to 240.14a-11(c) or 240.14a-12

Name of Registrant as Specified in its Charter                IMTEC. Inc.

Name of Person(s) Filing Proxy Statement             George S. Norfleet III
                                                     Secretary - Treasurer

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4) Proposed maximum aggregate value of transaction:

         Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount previously paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                                   IMTEC, INC.
                                 One Imtec Lane
                               Post Office Box 809
                             Bellows Falls, VT 05101



     _________________________________________________________________ _____

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 1. 1999
     _________________________________________________________________ _____




To the Stockholders of IMTEC, INC.

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of IMTEC, INC., a Delaware corporation (the "Company"), will be held on November 1, 1999, 800 Third Avenue, 30th Floor, New York, New York, at the hour of 10:00 a.m., for the following purposes:

1) To elect four Directors of the Company for the coming year.

2) To transact such other business as may properly come before the Meeting.


Only stockholders of record at the close of business on September 6, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                                         George S. Norfleet III
                                                              Secretary

Bellows Falls, Vermont
September 24, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THIS PURPOSE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT RECEIVED BY THE COMPANY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING THEREAT IN PERSON.

                                   IMTEC, INC.
                                 One Imtec Lane
                               Post Office Box 809
                          Bellows Falls, Vermont 05101



                 ----------------------------------------------

                                 PROXY STATEMENT
             ------------------------------------------------------

This Proxy Statement is being mailed on or about September 27, 1999 to all stockholders of record at the close of business on September 6, 1999 in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders (the "Meeting") to be held on November 1, 1999. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specific instructions, will be voted for the named nominees to the Company's Board of Directors and in favor of each of the proposals indicated on such Proxy. The Board does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, attention: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

The total number of shares of Common Stock of the Company outstanding as of September 6, 1999 was 1,587,313. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on September 6, 1999 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 793,657 shares, must be present at the Meeting in person or by proxy, in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented.

Abstentions will be counted in tabulations of the votes on each of the proposals presented at the Meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, One Imtec Lane, Bellows Falls, Vermont 05101 for a period of ten (10) days prior to the Meeting and at the Meeting for examination by any stockholder.

                              ELECTION OF DIRECTORS

Four directors are to be elected at the Meeting to serve for a term of one year or until their respective successors shall have been elected and shall have qualified.

Information Concerning Nominees

The following table sets forth the positions and offices presently held with the Company by each nominee, his age, his tenure as a director and his beneficial ownership of shares of the Company's Common Stock owned as of September 6, 1999:

                                                                       Shares of Common
                                                         Year          Stock Beneficially       Approximate
                                                         Became        Owned as of              Percentage
Name                  Age           Position             Director      September 6, 1999 (1)    of Class
- ----                  ---           --------             --------      ---------------------    -----------

Ralph E. Crump        76            Director             1983          310,430 (2)                19.56%

David Sturdevant      50            Director             1990          81,875                      5.16%

Robert W. Ham         64            Director             1993          26,500                      1.67%

Doug Granat           30            Director             1997          261,120                     16.45%

- ----------------
(1) Includes all shares issuable pursuant to presently exercisable options and warrants and all options and warrants which will become exercisable within sixty (60) days of September 6, 1999.
(2) Includes 157,965 shares owned of record by Mr. Crump's spouse, as to which shares he disclaims beneficial ownership.

RALPH E. CRUMP was co-founder and is currently a director of Osmonics, Inc. (New York Stock Exchange), Chairman of Structural Instrumentation, Inc. (Nasdaq SmallCap Market), a director of Mitylite Inc. (Nasdaq National Market) and a director of Stratasys Corp. (Nasdaq SmallCap Market). Between November 1981 and October 1986, Mr. Crump was Chairman of Med-Chem Products, Inc.. Prior to November 1986, Mr. Crump was Chairman, President and a director of Frigitronics, Inc., a manufacturer of eye care products, which he co-founded in 1962. Frigitronics' Common Stock was listed on the New York Stock Exchange until its acquisition by Revlon in November 1986.

DAVID STURDEVANT was founder and since October 1981 has been a principal of AVI Management Partners, the General Partner of three venture capital partnerships whose collective assets aggregate approximately $18 million dollars with an investment concentration in early stage, high-technology companies. He is a co-founder and, since September 1994, a principal of Managed Investments, Inc., a NASD registered Broker Dealer & Investment Advisor. Mr. Sturdevant is currently a director of Unity Systems Corporation, a privately held company.

ROBERT W. HAM has been a management consultant specializing in sales organization, sales management and customer focus strategies since 1992. Between 1964 and 1992, Mr. Ham held various sales management positions with Dennison Manufacturing Corp., a Fortune 500 company, leading to Division Vice President of Dennison.. During his tenure at Dennison, he led a sales organization with sales of $90MM, he chaired task teams to merge divisions, achieving reorganization with minimal disruption to customers' and organizations' morale. In addition, he had total profit and loss responsibility for two foreign subsidiary companies and supported customers and company operations in the United States, Mexico, Canada, and Hong Kong.

DOUGLAS T. GRANAT is the founder and President of Trigran Investments, Inc., a position he has held since August 1991. Trigran Investments, Inc. is the general partner and manager of Trigran Investments, L.P. and manages several other private partnerships. These entities make investments in publicly traded and privately held businesses. Trigran Investments, L.P.'s main focus is investment in publicly traded companies with market capitalization's under $150 million.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of stockholders or until their successors are chosen and qualified.


Identification of Executive Officers
(other than executive officers who are also directors)

STEVEN D. ANTON, age 48, has been President and Chief Executive Officer of the Company since April 1999. Between 1995 and 1999, Mr. Anton was Vice
President/General Manager of the Stadia Corporation, a manufacturer of industrial identification equipment and related consumables. Between 1993 and 1995, Mr. Anton was Vice President of Business Development for a division of the Rand McNally Company. From 1983 to 1993, Mr. Anton held various management positions within Monarch Marking Systems, leading to Director of Marketing for their domestic bar code business. From 1977 to 1983, Mr. Anton held various positions within the Budd Company, leading to Production Manager.

GEORGE S. NORFLEET III, age 52, has been Controller since joining the Company in 1985. He was appointed Secretary of the Company in 1988 and Treasurer of the Company in 1990.

Information Concerning the Board

The Board of Directors held five (5) meetings during the fiscal year ended June 30, 1999 with no Director attending fewer then 80% of such meetings.

The Audit Committee of the Board reviews the activities of the Company's independent auditors (including fees, services and scope of the audit). The Audit Committee is presently composed of Messrs. Crump and Sturdevant. The Audit Committee held one meeting during the fiscal year ended June 30, 1999 at which all committee members were present.

The Company has no standing nominating or compensation committees of its Board of Directors, nor any committees performing similar functions. The Board of Directors as a whole searches for potential nominees for Board positions and periodically reviews the compensation of the Company's officers and employees and makes appropriate adjustments. The Board of Directors will consider stockholder recommendations for Board positions which are made in writing to the Company's President.



Directors' Compensation

All directors of the Company receive $6,000 per annum for their services in such capacities, as well as reimbursement for direct expenses incurred in attending meetings of the Board of Directors.

                           EXECUTIVE COMPENSATION AND
                      CERTAIN TRANSACTIONS WITH MANAGEMENT

Summary Compensation

Set forth below is the aggregate compensation for services rendered in all capacities to the Company during the fiscal years ended June 30, 1999, 1998 and 1997 by its chief executive officer. No other executive officers received compensation which exceeded $100,000 during its fiscal year ended June 30, 1999.

                                                 Annual Compensation               Long-Term Compensation
                                          -------------------------------------    ----------------------
Name and                    Fiscal                             Other Annual        Securities Underlying
Principal Position          Year.        Salary(1)  Bonus(2)   Compensation (3)      Otions Granted
- ----------------------      -----        ---------  --------   ----------------    ----------------------
Steven D. Anton              1999         $37,500                   $ 1,800              -        -
  President and
  Chief Executive Officer

Richard L. Kalich            1999        $110,000      $50,000      $ 5,400              -        -
  Former President and       1998         114,066       18,334        7,200              -        -
  Chief Executive Officer    1997         113,516                     7,200              -        -

- ---------
(1) Includes the Company's matching 401(k) contribution. (2) Bonuses are paid based on the prior year's performance.
(3)  Represents a vehicle use allowance.

Mr. Kalich left the Company April 2, 1999 and will be compensated at the rate of $110,000 per year through March 31, 2000. The right to exercise his outstanding options was extended to December 31, 1999.


Options and Warrant Grants in Last Fiscal Year

There were no grants of stock options during the year ended June 30, 1998 to the executive officer named in the Summary Compensation table.


Aggregated Option and Warrant Exercises in Last Fiscal Year and Fiscal Year End Option and Warrant Values

Set forth below is information with respect to options and warrants exercised during the fiscal year ended June 30, 1999 and options and warrants held at June 30, 1999 by the executive officers named in the Summary Compensation table:

                    Number of                        Number of unexercised              Value of unexercised
                    Shares                           Options and Warrants               In-the Money Options and
                    Acquired on     Value            at June 30, 1999                   Warrants  at June 30, 1999
                                                     ---------------------------        -------------------------
  Name              Exercise        Realized         Exercisable   Unexercisable       Exercisable    Unexercisable
Richard L. Kalich        0                           37,500            -                $225,000          -


Stock Option Plans

The Company's 1993 Incentive Stock Option Plan (the "1993 Plan") and the 1997 Incentive Stock Option Plan (the "1997 Plan") provide for the granting of options which are intended to qualify as incentive stock options ("Options") within the meanings of Section 422 of the Code. Options to purchase stock may be granted under the Plans to persons who are executive officers or other employees of the Company.

The exercise price of all Options granted under the Plans must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Options granted to the holder of ten percent of more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum term for which the options may be granted is ten years from the date of grant. The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

As of September 6, 1999, there were outstanding, under the 1993 and 1997 Plans, options to purchase 179,200 shares of Common Stock, with exercise prices ranging form $2.25 to $10.87, of which Options to purchase 60,000 shares of Common Stock were held by executive officers of the Company, exercisable to July 2008. Options to purchase 132,086 shares were available for grant on that date.



                           PRINCIPAL SECURITY HOLDERS

The following table sets forth, as of September 6, 1999, information regarding the Company's Common Stock beneficially owned (i) by each person who is known by the Company to own beneficially, or who exercises voting or dispositive control, over more than five (5%) percent of the Company's Common Stock, and (ii) by all directors and executive officers as a group:

                                    Number of Shares                   Percentage of
                                    of Common Stock                      Beneficial
Name and Address                    Beneficially Owned (1)             Ownership (1)
- ----------------                    ---------------------              -------------
Ralph E. Crump                           310,430 (2)                     17.57% (2)
28 Twisted Oak Circle
Trumbull, CT  06611

Marjorie L. Crump                        310,430 (3)                     17.57% (3)
28 Twisted Oak Circle
Trumbull, CT  06611

Richard L. Kalich                        138,600 (4)                      7.85% (4)
16 North Shore Road
Spofford, NH  03462

TRIGRAN INVESTMENTS. L.P.                276,120 (5)                     15.63%
155 Pfingsten Road, Suite 360
Deerfield, IL  60015

Laifer Capital Management, Inc.          189,100 (5)                     10.70%
Hilltop Partners, L.P.
45 West 45th Street
New York, NY  10036

All Directors and                        700,430  (2)-(4) (6)            44.13% (2)-(4) (6)
  executive officers as
  a group (6 persons)

- ----------------------
(1) Includes all shares issuable pursuant to presently exercisable options and warrants and all options and warrants that will become exercisable within sixty (60) days of September 6, 1999.
(2) Includes 157,465 shares owned of record by Mr. Crump's spouse, as to which shares he disclaims beneficial ownership.
(3) Includes 152,965 shares owned of record by Mrs. Crump's spouse, as to which shares she disclaims beneficial ownership.
(4) Includes 28,700 shares owned of record by Mr. Kalich's spouse, as to which shares he disclaims beneficial ownership.
(5) Based on the most resent Form 4 filed with the Securities and Exchange Commission. (6) Represents shares owned by Trigran Investments, LP of which Mr. Granat is Founder and President.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received by it, or written representation from certain reporting persons that no reports were required for those persons, the Company believes that, during the period from July 1, 1998 to June 30, 1999 all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Bellows Falls, Vermont by June 30, 2000, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.


Bellows Falls, Vermont                                  George S. Norfleet III
September 24, 1999                                            Secretary